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                                   Exhibit 23

                       Consent of Independent Accountants

                                   [to come]

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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of The Scotts Company on Form S-8 (File Nos. 33-47073, 33-60056, 333-00021,
333-06061 and 333-27561) of our report dated October 23, 1998 except for Note 20 as to which the date is December 15, 1998, on our audits of the consolidated financial statements and financial statement schedules of The Scotts Company and Subsidiaries as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997 and 1996, which reports are incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
December 21, 1998